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                                                                    Exhibit 23.2

             CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement
No. 333-135472 of our report dated September 23, 2004 (June 23, 2006 as to the effects of earnings per share on the statements of operations and in
Note 2) relating to the financial statements of Optium Corporation appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

                                                /s/ DELOITTE & TOUCHE LLP

Philadelphia, PA
August 28, 2006